Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

RXi Pharmaceuticals Corporation

Marlborough, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-183633, 333-189521, 333-189522, 333-215870 and 333-215871) of RXi Pharmaceuticals Corporation of our report dated March 26, 2018, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Boston, Massachusetts

March 26, 2018